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                                                                      EXHIBIT 23

            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the following Registration
Statements:

(1) Registration Statement (Form S-8 No. 333-34789) pertaining to the 1997 Stock Incentive Plan of AMETEK, Inc.

(2) Registration Statement (Form S-8 No. 333-80449) pertaining to the 1999 Stock Incentive Plan of AMETEK, Inc.

(3) Registration Statement (Form S-8 No. 333-97969) pertaining to the 2002 Stock Incentive Plan of AMETEK, Inc.

(4) Registration Statement (Form S-8 No. 333-87491) pertaining to the AMETEK Retirement and Savings Plan and AMETEK 401(k) Plan for Acquired Businesses

(5) Registration Statement (Form S-8 No. 333-91507) pertaining to the AMETEK, Inc. Deferred Compensation Plan

(6)   Registration Statement (Form S-3 No. 333-75892) of AMETEK, Inc.

of our reports dated March 1, 2006, with respect to the consolidated financial statements of AMETEK, Inc., AMETEK, Inc. Management's assessment of the effectiveness of Internal Control over Financial Reporting of AMETEK, Inc., and the effectiveness of Internal Control over Financial Reporting of AMETEK, Inc., included in the Annual Report (Form 10-K) for the year ended December 31, 2005.

                              /s/ ERNST & YOUNG LLP

Philadelphia, Pennsylvania
March 3, 2006